UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Soliciting Material under §240.14a-12

Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Onshore I LLC
Blackwells Capital LLC
Jason Aintabi
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 8, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release, a copy of which is attached hereto as Exhibit 1. Also on May 8, 2024, Blackwells issued a presentation regarding Ashford Hospitality Trust, Inc.’s (the “Company”) board of directors, a copy of which is attached hereto as Exhibit 2. A copy of each the press release and presentation is available on Blackwells’ website, www.MontyMustGo.com.

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IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company for the 2024 Annual Meeting of Stockholders. On May 2, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the stockholders of the Company.

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

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Exhibit 1

Blackwells Releases Second Presentation to Fellow Ashford Hospitality Trust, Inc.
Stockholders, Which is Available at www.montymustgo.com/letters-presentations

“Meet the Shareholder Value Destroyers” Exposes Board’s Governance Failings and Ensuing Value Destruction

Recommends Stockholders Vote AGAINST the Election of Chairman Monty Bennett and Other Members of the Board on the GOLD Proxy Card Today

Encourages Stockholders to Review Blackwells’ Latest Presentation and Other Important Materials at http://www.montymustgo.com/

NEW YORK, May 8, 2024 – Blackwells Capital LLC and Blackwells Onshore I LLC (together, “Blackwells”) collectively own 1,000 shares of Ashford Hospitality Trust, Inc. (“Ashford” or the “Company”) (NYSE: AHT). In connection with its campaign urging stockholders to vote “AGAINST” the election of Monty J. Bennett, Amish Gupta, J. Robison Hays, III, Kamal Jafarnia, David W. Johnson, Frederick J. Kleisner, Sheri L. Pantermuehl, Davinder “Sonny” Sra and Alan L. Tallis to the Company’s Board of Directors (the “Board”) at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), which is scheduled to be held on May 14, 2024, today released a presentation to fellow stockholders available at www.montymustgo.com/letters-presentations.

In its presentation entitled “Meet the Shareholder Value Destroyers” Blackwells exposes the Board’s lack of alignment with stockholders, its poor corporate governance practices and its collection of unfit directors, who we believe have directly contributed to the massive destruction of value suffered by Ashford stockholders.

Jason Aintabi, Chief Investment Officer of Blackwells Capital LLC, said:

“In our view, the Board of Ashford is unfit and incapable of acting as independent fiduciaries for stockholders. Ashford has a policy that requires any directors who receive less than a majority of ‘for’ votes to immediately tender their resignation. We believe that, following the 2024 Annual Meeting, the failure for any director to abide by this policy—and for the Board to fail to accept such resignation—would be a disservice to all stockholders and would make a mockery of shareholder rights. We continue to urge our fellow stockholders to send a clear message to the Board by voting ‘AGAINST’ the election of the incumbent directors at the 2024 Annual Meeting.”

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including stockholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com.

Contacts

Stockholders

MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media

Gagnier Communications

Dan Gagnier & Riyaz Lalani

646-569-5897

blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells Capital LLC, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company for the 2024 Annual Meeting. On May 2, 2024, the Participants filed with the SEC their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the stockholders of the Company.

All STOCKHOLDERS of the COMPANY are advised to read the definitive proxy statement, the accompanying GOLD proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the COMPANY, by security holdings or otherwise.

The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 2

PRESENTED BY BLACKWELLS CAPITAL MEET THE SHAREHOLDER VALUE DESTROYERS ASHFORD HOSPITALITY TRUST Ashford Hospitality Trust, Inc. (NYSE: AHT ) MAY 2024 MONTYMUSTGO.COM

2 DISCLAIMER The views expressed in this presentation (the “Presentation”) represent the opinions of Blackwells Capital LLC and/or certain of its affiliates (“Blackwells”) and the investment funds it manages that hold shares in Ashford Hospitality Trust, Inc . (the “Company”, “Ashford Hospitality Trust” or “AHT”) . The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision . The views expressed in the Presentation represent the opinions of Blackwells and are based on publicly available information with respect to the Company and from other third - party reports . Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Blackwells’ conclusions . Blackwells reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law . The information contained herein is current only as of the date of this Presentation . Blackwells disclaims any obligation to update the information or opinions contained herein . Certain financial projections and statements made herein have been derived or obtained from filings made with the U . S . Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third - party reports . Neither Blackwells nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third - party report . Select figures included in this Presentation have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants . Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized . This Presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision . The information contained in this Presentation is provided merely as information, and this Presentation is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security . Funds, investment vehicles, and accounts managed by Blackwells currently beneficially own shares of common stock, par value $ 0 . 01 per share, of the Company (“Shares”) . These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company . You should assume such funds, investment vehicles, and accounts will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed in this Presentation . Blackwells reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company’s management, the Company’s board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation on the Company’s board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law . Although Blackwells believes the statements made in this Presentation are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Blackwells makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Blackwells, the other Participants (as defined below) and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein) . Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant . This Presentation contains forward - looking statements . All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “intend,” “project,” “will,” “may,” “would,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward - looking statements . The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells . Though this Presentation may contain projections, nothing in this Presentation is, or is intended to be, a prediction of the future trading price or market value of securities of the Company . Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the Presentation, but there can be no assurance or guarantee that ( i ) any of the proposed actions set forth in this Presentation will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Presentation are accurate . There can be no assurance that the projected results or forward - looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward - looking statements . In light of the significant uncertainties inherent in the projected results and forward - looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward - looking statements will be achieved . Blackwells will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . Blackwells has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements . Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein . Blackwells does not endorse third - party estimates or research which are used in this Presentation, and such use is solely for illustrative purposes . No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate . Past performance is not an indication of future results . This Presentation may contain citations or links to articles and/or videos (collectively, “Media”) . The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of Blackwells . All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Blackwells’ use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names . Some of the materials in this Presentation are copyrighted by Blackwells and portions are copyrighted by others and are used with their permission . All shareholders of the Company are advised to read the definitive proxy statement, the accompanying GOLD proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Company, by security holdings or otherwise . The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http : //www . sec . gov/ . In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request . Requests for copies should be directed to Blackwells Capital LLC .

3 WHAT KIND OF BOARD IS THIS? Value Destruction Lack of Alignment Poor Corporate Governance Unfit Directors 1 3 2 4

- 100 200 300 400 500 - 250 500 750 1,000 1,250 Dec-2014 Dec-2015 Dec-2016 Dec-2017 Dec-2018 Dec-2019 Dec-2020 Dec-2021 Dec-2022 Dec-2023 AHT Adj. Share Price Cumulative Fees FEES UP, STOCK DOWN - 99% Fees to Ashford ($ millions) Ashford Hospitality Trust Adj. Share Price (3) Source: Company filings. Capital IQ. Note: Time period of graph from December 31, 2014 to the unaffected date of April 8, 202 4; AHT began to incur advisory service fees to Ashford Hospitality Advisorys LLC, Ashford, Inc. and related entities (collectively, “Ashford”) starting on November 12, 2014. (1) Fees to Ashford per the advisory agreement include base advisory fee, reimbursable expenses, and equity - based compensation. (2) $620 million calculated as the difference in AHT market capitalization between December 31, 2014 market capitalization vs. Ap ril 26, 2024 from Capital IQ. Excludes additional equity issuance over this period . (3) The share price used is a Capital IQ adjusted share price that is adjusted for stock splits. AHT Paid $489 Million (1) in fees to Ashford while at least $620 million (2) in shareholder value was destroyed 4 +$489 Million (1)

5 VALUE DESTRUCTION Stock Performance vs S&P 500 since start date S&P 500 Performance since start date AHT Performance since start date Years on AHT Board Role Name (348.4%) 248.6% (99.9%) 11.2 Chairman of the Board Monty Bennett (274.0%) 174.2% (99.9%) 9.9 Lead Director Amish Gupta (572.5%) 472.9% (99.7%) 14.9 Director Benjamin Ansell (165.1%) 66.5% (98.6%) 3.8 CEO and Director J Robison Hays (348.4%) 248.6% (99.9%) 11.2 Director Kamal Jafarnia (237.7%) 137.9% (99.8%) 7.6 Director Frederick Kleisner (191.7%) 91.9% (99.8%) 5.9 Director Sheri Pantermuehl (348.4%) 248.6% (99.9%) 11.2 Director Alan Tallis (77.3%) 13.9% (63.4%) 0.7 Director Sonny Sra Source: Capital IQ as of the unaffected date of April 8, 2024, and Company Filings.

6 WHO IS MONTY BENNETT? Mr. Bennett took over his daddy's hotel business and here are the results: ▪ AHT – stock is down (99%) all time (1) ▪ BHR – stock is down (91%) all time (2) ▪ AINC – stock is down (95%) all time (3) Source: Capital IQ and The Wall Street Journal, August 3, 2020. Note data has been split adjusted by Capital IQ. (1) Calculat ed from IPO date, August 26, 2003 to unaffected date April 8, 2024. (2) Calculated from first trading date, November 20, 2013, to unaffec ted date March 28, 2024. (3) Calculated from November 7, 2014 to unaffected date March 28, 2024.

7 POWER WITHOUT PARTICIPATION With near zero ownership levels, we question the Board’s alignment with the best interests of AHT’s shareholders AHT’S BOARD OF DIRECTORS Amish Gupta 24,795 shares 0.06% J. Robison Hays 118,912 shares 0.30% Benjamin Ansell 78,829 shares 0.19% Kamal Jafarnia 23,987 shares 0.06% Frederick Kleisner 23,462 shares 0.06% Sheri Pantermuehl 23,653 shares 0.06% Alan Tallis 28,552 shares 0.07% Monty Bennett 145,050 shares 0.37% Source: Company filings. Sonny Sra 20,133 shares 0.05%

8 LACK OF ALIGNMENT Amish Gupta Serves on the Investment Committee for the Texas Strategic Growth Fund, a real estate opportunistic fund managed by Ashford Inc. J. Robison Hays, III Served as Chief Strategy Officer for Ashford Inc. , AHT and Braemar Hotels & Resorts and as Senior VP Corporate Finance & Strategy for Ashford Trust and Braemar Hotels & Resorts Monty Bennett CEO and Chairman of Ashford Inc. Alan Tallis Served as Executive Vice President, Asset Management and as a consultant at AHT , of which Ashford Inc. is the external manager Sonny Sra Served at Remington Lodging & Hospitality, LLC, which was acquired by Ashford Inc. , in November 2019; retired from Remington Hospitality in March 2020 as Senior VP of Operations A majority of the Board has ties to Ashford, Inc. – are they able to make independent decisions?

9 CORPORATE GOVERNANCE PROFILE  No Independent Chairman  One Female Director  Average Tenure ~ 8.49 years  Comingled Executives with Ashford Inc. (1) Source: Company filings. (1) Ashford Inc. is the parent company of Ashford Hospitality Advisors LLC. The external advisor of AHT. WE BELIEVE THIS BOARD HAS PROVEN IT CANNOT PRODUCE FOR SHAREHOLDERS

10 IT’S TIME FOR THE AHT DIRECTORS TO RESIGN Source: AHT’s Corporate Governance Guidelines; Company filings.

MAKING A MOCKERY

In the 2024 and 2023 election cycles, leading proxy advisory firm, Institutional Shareholder Services, Inc., has recommended **AGAINST** 7 and 8 incumbent directors, respectively

2024

Director	Recommendation
Monty Bennett *Chairman*	AGAINST
Amish Gupta *Independent Director*	AGAINST
Kamal Jafarnia *Independent Director*	AGAINST
Frederick Kleisner *Independent Director*	AGAINST
Shari Pantermuehl *Independent Director*	AGAINST
Alan Tallis *Independent Director*	AGAINST
J. Robinson Hays III *CEO and Director*	AGAINST

2023

Director	Recommendation
Monty Bennett *Chairman*	AGAINST
Benjamin Ansell *Independent Director*	AGAINST
Amish Gupta *Independent Director*	AGAINST
Kamal Jafarnia *Independent Director*	AGAINST
Frederick Kleisner *Independent Director*	AGAINST
Shari Pantermuehl *Independent Director*	AGAINST
Alan Tallis *Independent Director*	AGAINST
J. Robinson Hays III *CEO and Director*	AGAINST

Source: ISS 2023 and 2024 Report.

BW BLACKWELLS CAPITAL

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UNFIT DIRECTORS

Blackwells urges you to vote AGAINST the AHT directors

	Monty Bennett	Amish Gupta	J. Robinson Hays, III	Kamal Jafarnia	David W. Johnson	Fredrick J. Kleisner	Sheri Pantermuehl	Davinder "Sonny" Sra	Alan L. Tallis
Independence from Monty and Other Ashford Entities	FAIL	FAIL	FAIL					FAIL	FAIL
Positive AHT Total Shareholder Return During Tenure	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL
Public Company Experience Outside of Ashford Entities	FAIL	FAIL	FAIL				FAIL	FAIL	FAIL
Positive Corporate Governance Influence at AHT	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL	FAIL
2024 ISS Recommendation	AGAINST	AGAINST	AGAINST	AGAINST	FOR	AGAINST	AGAINST	FOR	AGAINST
BLACKWELLS RECOMMENDATION	AGAINST	AGAINST	AGAINST	AGAINST	AGAINST	AGAINST	AGAINST	AGAINST	AGAINST

BW BLACKWELLS CAPITAL

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13 VOTING INFORMATION Ashford Hospitality Trust's 2024 Annual Meeting of Shareholders will be held on May 14, 2024 Please vote your proxy today on the GOLD proxy card “AGAINST” each of the Ashford Hospitality Trust’s nominees Blackwells recommends shareholders vote "AGAINST" Ashford Hospitality Trust’s proposal to obtain advisory approval of the Company’s executive compensation If you have any questions about voting your proxy or need replacement proxy materials, contact: MacKenzie Partners, Inc. 1 - 800 - 322 - 2885 (call toll free:) proxy@mackenziepartners.com